CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-2 of Cascade Private Capital Fund, under the headings “Independent Registered Public Accounting Firm; Legal Counsel” in the Prospectus and Statement of Additional Information.

/s/ COHEN & COMPANY LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio
March 13, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board